Exhibit 10.2

Execution Version

Borrowing Base Rider

THIS BORROWING BASE RIDER (“Rider”) is executed this 24th day of June, 2016, by and between Evercore Partners Service East L.L.C. (the “Borrower”), with an address at c/o Evercore Partners, Inc., 55 East 52nd Street, New York, NY 10055, and PNC BANK, NATIONAL ASSOCIATION (the “Bank”), with an address at One PNC Plaza, 249 Fifth Avenue, Pittsburgh, PA 15222. This Rider is incorporated into and made part of that certain Loan Agreement dated as of June 24, 2016, and promissory note dated June 24, 2016, and also into certain other financing documents and security agreements executed by and between the Borrower and/or its affiliates and the Bank (all such documents including this Rider are collectively referred to as the “Loan Documents”). All initially capitalized terms not otherwise defined in this Rider shall have the same meanings assigned to such terms in the other Loan Documents.

Pursuant to the Loan Documents, the Bank has extended a “Facility” or “Loans” (as defined in the Loan Documents) to the Borrower, under which the Borrower may borrow, repay and reborrow funds at any time prior to the Expiration Date (such Facility or Loans being referred to herein as the “Line of Credit” or the “Facility”). As a condition to the Bank’s willingness to extend the Facility to the Borrower, the Bank and the Borrower are entering into this Rider in order to set forth their agreement regarding the maximum amount which may be outstanding under the Facility at any time, and for the other purposes set forth below.

NOW, THEREFORE, with the foregoing background deemed incorporated by reference and made a part hereof, the parties hereto, intending to be legally bound, covenant and agree as follows:

1. Limitations on Borrowings Under Facility. Notwithstanding any provision to the contrary in any of the other Loan Documents, at no time shall the aggregate principal amount of indebtedness outstanding at any one time under the Facility exceed the Borrowing Base (as hereinafter defined) at such time. If at any time the aggregate principal amount of indebtedness outstanding under the Facility exceeds the limitations set forth in this Section 1 for any reason, then the Borrower shall within two (2) Business Days repay the amount of such excess to the Bank in immediately available funds; provided that, during such two (2) Business Days, the Borrower shall not have authority or right to request any Loan under the Facility.

2. Borrowing Base Certificates. In addition to any and all provisions of the other Loan Documents which establish conditions to the Borrower’s ability to request and obtain any advance under the Facility, the Borrower may not request an advance under the Facility unless a Borrowing Base Certificate (as hereinafter defined) shall have been delivered to the Bank.

3. Certain Defined Terms. In addition to the words and terms defined elsewhere in this Rider or in the other Loan Documents, the following words and terms, as used in this Rider, shall have the following meanings:

“Account” shall mean an “account” or a “general intangible” as defined in the Uniform Commercial Code as in effect in the jurisdiction whose Law governs the perfection of the Bank’s security interest therein, whether now owned or hereafter acquired or arising.

“Account Debtor” shall mean, with respect to any Account, each Person who is obligated to make payments to EGL on such Account.

“Affiliate” of EGL or any Account Debtor shall mean (a) any Person who (either alone or with a group of Persons, and either directly or indirectly through one or more intermediaries) is in control of, is controlled by or is under common control with EGL or such Account Debtor, (b) any director, officer, partner, employee or agent of EGL or such Account Debtor, and (c) any member of the immediate family of any natural person described in the preceding clauses (a) and (b). A Person or group of Persons shall be deemed to be in control of EGL or an Account Debtor when such Person or group of Persons possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of EGL or such Account Debtor, whether through the ownership of voting securities, by contract or otherwise.

“Agreed Currencies” shall mean the following lawful currencies: Euros, Japanese Yen, British Pounds Sterling, Australian Dollars, Hong Kong Dollars, Singapore Dollars and Canadian Dollars and any other currency approved by the Bank in writing.

“Borrowing Base” at any time shall mean the lesser of (a) $30,000,000 (the maximum principal amount of the Facility) and (b) 80% of the Dollar Equivalent amount of Qualified Accounts at such time. The value of Qualified Accounts at any time shall be determined by reference to the most recent Borrowing Base Certificate delivered by the Borrower and EGL to the Bank; provided that, for the sake of clarity, the Borrowing Base shall only include Qualified Accounts and shall not include any other Account whether or not listed in a Borrowing Base Certificate.

“Borrowing Base Certificate” shall mean each Borrowing Base Certificate to be delivered by the Borrower and EGL to the Bank pursuant to Section 2 of this Rider, in substantially the form attached as Exhibit A to this Rider, executed by the Borrower and EGL and with blanks appropriately completed, as amended, supplemented or otherwise modified from time to time.

“Dollar Equivalent” shall mean, with respect to any amount of any currency, as of any computation date, the Equivalent Amount of such currency expressed in Dollars.

“Equivalent Amount” shall mean, at any time, as determined by the Bank (which determination shall be conclusive absent manifest error), with respect to an amount of any currency (the “Reference Currency”) which is to be computed as an equivalent amount of another currency (the “Equivalent Currency”), the amount of such Equivalent Currency converted from such Reference Currency at Bank’s rate (based on the market rates then prevailing and available to the Bank) for such Equivalent Currency for such Reference Currency at a time determined by the Bank.

“Law” shall mean any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, order, injunction, writ, decree or award of any Official Body.

“Lien” shall mean any mortgage, pledge, security interest, bailment, encumbrance, claim, lien or charge of any kind, including any agreement to give any of the foregoing, any conditional sale or other title retention agreement and any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code.

“Payment Intangible” shall mean a “payment intangible” as defined in the Uniform Commercial Code as in effect in the jurisdiction whose Law governs the perfection of the Bank’s security interest in the Accounts.

“Person” shall mean an individual, sole proprietorship, corporation, partnership (general or limited), trust, business trust, limited liability company, unincorporated organization or association, joint venture, joint-stock company, Official Body, or any other entity of whatever nature.

“Qualified Accounts” shall mean all bona fide Accounts generated in the ordinary course of business of EGL which are and at all times continue to be acceptable to the Bank in its sole discretion; provided, however, that the term Qualified Accounts shall not include any Account:

(a) that has been invoiced and not paid within 120 days of the due date;

(b) with respect to which the account debtor disputes liability or makes any claim (but only up to the disputed or claimed amount);

(c) with respect to which EGL owes the account debtor, but only up to the amount owed (i.e., contra accounts);

(d) with respect to which the account debtor is an Affiliate of EGL, an officer or director of EGL or any Affiliate of EGL, or any Person having the power or ability to control EGL.

(e) if the Account Debtor is a clearing broker of EGL and the Account arises from clearing services;

(f) that does not comply in all material respects with applicable Law, whether Federal, state or local, including but not limited to usury Laws, the Federal Truth in Lending Act, the Federal Consumer Credit Protection Act, the Fair Credit Billing Act, and Regulation Z of the Board of Governors of the Federal Reserve System;

(g) that was originated in, or is subject to the Laws of, a jurisdiction whose Laws would make the account or the grant of the security interest in the Account to the Bank unlawful, invalid or unenforceable;

(h) that was not originated by EGL in connection with the rendering of services by EGL in the ordinary course of business under an enforceable contract, or such services have not been rendered so that the performance of such contract has not been completed by EGL or by all parties other than the Account Debtor;

(i) that is not evidenced by a written invoice or other documentation or arises from a contract, in form not reasonably satisfactory to the Bank;

(j) that arises out of a contract with, or order from, an Account Debtor that, by its terms, forbids or makes void or unenforceable the grant of the security interest by EGL to the Bank in and to the Account arising with respect thereto;

(k) where the title of EGL to the Account is not absolute or is subject to any Lien except Liens in favor of the Bank or non-consensual Permitted Liens (as defined in the EGL Security Agreement) arising by operation of law for which no amount is then due and owing;

(l) that does not provide for payment by the Account Debtor in United States Dollars or in another Agreed Currency;

(m) that has amounts owing that are less than the amounts represented by EGL (but only up to the amount of such deficit);

(n) if a default exists in respect of the Account by any party thereto, or all rights and remedies of EGL under the Account are not freely assignable by EGL;

(o) with respect to which EGL has received any note, trade acceptance, draft, chattel paper or other instrument with respect to, or in payment of, the Account, unless, if any such instrument has been received, EGL immediately notifies the Bank and, at the Bank’s request, endorses or assigns and delivers such instrument to the Bank;

(p) where EGL has received any notice of (i) the death of the Account Debtor, if an individual, or of a partner or member thereof if a partnership or a limited liability company, (ii) the filing by or against the Account Debtor of any proceeding in bankruptcy, receivership, insolvency, reorganization, liquidation, conservatorship or any similar proceeding; provided that, clause (p)(ii) shall not exclude any Account that constitues, in the good faith judgment of EGL, an administrative expense under Section 503(b) of the United States Bankruptcy Code, 11 U.S.C. 101 et seq. (the “Bankruptcy Code”), in connection with a proceeding under the Bankruptcy Code in which the Account Debtor, as debtor, has retained EGL pursuant to an order of the Bankruptcy Court or other applicable Governmental Authority, and only with respect to any Account generated or approved by the Bankruptcy Court or other applicable Governmental Authority for payment after the commencement of such proceeding; provided further that, EGL believes, in good faith, that the estate of such Account Debtor is administratively solvent, or (iii) any assignment by the Account Debtor for the benefit of creditors. For the sake of clarity, the proviso to clause (ii) of this Section 3(p) shall not apply to any Account generated before the commencement of any such proceeding, which Account shall not be a Qualified Account;

(q) where the Account Debtor is domiciled in any country other than the United States of America, Canada or any other member at such time of the Organisation for Economic Cooperation and Development (OECD), unless such Account is supported by a documentary letter of credit, duly assigned to and in the possession of the Bank, from a financial institution acceptable to the Bank and the terms and conditions of which are acceptable to the Bank; and

(r) if the Account Debtor is a Governmental Authority.

Standards of acceptability shall be fixed and may be revised from time to time solely by the Bank in its exclusive judgment. In the case of any dispute about whether an Account is or has ceased to be a Qualified Account, the decision of the Bank shall be final.

4. Miscellaneous. The Qualified Receivable shall be determined from the quarterly accounts receivable aging statement submitted by EGL pursuant to the Loan Documents.

The Borrower shall have no authority to request or borrow any advance under the Line of Credit which when added to the then outstanding principal balance of the Loan, would exceed the Borrowing Base, and the Bank shall have no obligation to fund any Line of Credit advance which would result in the aggregate principal amount of the Loan exceeding the Borrowing Base.

5. Governing Law. This Rider will be interpreted and the rights and liabilities of the parties hereto determined in accordance with the laws of the State of New York.

Counterparts. This Rider may be signed in any number of counterpart copies and by the parties hereto on separate counterparts, but all such copies shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart. Any party so executing this Agreement by facsimile or other electronic transmission shall promptly deliver a manually executed counterpart, provided that any failure to do so shall not affect the validity of the counterpart executed by facsimile transmission

WITNESS the due execution hereof, as of the date first written above.

EVERCORE PARTNERS SERVICES EAST L.L.C.

By:	/s/ Robert B. Walsh
Print Name: Robert B. Walsh
Title: Chief Financial Officer

PNC BANK, NATIONAL ASSOCIATION

By:	/s/ Sheryl Jordan
Print Name: Sheryl Jordan
Title: Senior Vice President and Managing Director

[Borrowing Base Rider Signature Page]

EXHIBIT A

TO BORROWING BASE RIDER

Borrowing Base Certificate

THIS BORROWING BASE CERTIFICATE, dated as of                 ,         , is executed and delivered by the undersigned borrower (the “Borrower”) and pledgor (“EGL”) in favor of PNC BANK, NATIONAL ASSOCIATION (the “Bank”), pursuant to a letter agreement or loan agreement dated as of June 24, 2016, between the Bank and the Borrower (including any Borrowing Base Rider executed pursuant thereto and made a part thereof, and as amended or otherwise modified from time to time, the “Agreement”). All initially capitalized terms used in this Certificate shall have the meanings assigned to them in the Agreement. To induce the Bank to make loans and other financial accommodations available to the Borrower under the Agreement, each of the Borrower and EGL hereby certifies, represents and warrants to the Bank, as of the date hereof, that (a) the person signing below is an authorized officer or representative of the Borrower and EGL; (b) the statements below (including in any attachments) concerning the collateral securing the Obligations are true and complete in all material respects; (c) the eligible collateral described below represents only Qualified Accounts; (d) all of the Borrower’s representations and warranties in the Agreement and the other Loan Documents are true and correct in all material respects; and (e) no Default or Event of Default has occurred and is continuing or exists. To the extent any Qualified Account is payable in an Agreed Currency, the Borrower has provided to the Bank in attachments hereto the amount and currency thereof to permit the Bank to calculate the Dollar Equivalent thereof.

1. Collateral Availability		2. Borrowing Availability

1. Beginning A/R Balance		$8. Maximum Line Amount	$

2. Changes to A/R Balance		$9. Total Availability (L7)	$

3. Total A/R		$10. Maximum Borrowing Capacity	$

4. Ineligible A/R	$	(lesser of L8 and L9)

5. Qualified A/R (L3 - L4)		$11. Outstanding Principal Balance	$

6. Advance Percentage	80%	12. Available to Borrower	$

7. A/R Borrowing Availability		(L10 – L12)

(L5 x L6)		$13. Advance Request	$

		14. New Line Balance	$

		15. Collateral Coverage	$

Dated:	Evercore Partners Services East L.L.C. (Borrower)

Certificate No.:	By:
Print Name:
Title:

Evercore Group L.L.C. (Pledgor)

By:
Print Name:
Title:

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